Exhibit 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FIRST QUARTER OF FISCAL 2008

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA – April 24, 2008 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the first quarter of fiscal 2008, which ended on April 1, 2008.

Total revenues increased 10% to $393.8 million from $356.6 million in the first quarter of fiscal 2008.  Net income and diluted net income per share were $14.3 million and $0.21, respectively.

Operating Results

Comparable restaurant sales decreased approximately 1.8% in the first quarter of fiscal 2008.  Inclement weather in many parts of the country during the first quarter of fiscal 2008 had a net impact on comparable sales of approximately $1.6 million.  Excluding the estimated weather-related effect, comparable restaurant sales would have decreased approximately 1.2%.

By concept, comparable restaurant sales decreased an estimated 1.9% and 0.9% at The Cheesecake Factory and Grand Lux Cafe, respectively, in the first quarter of fiscal 2008.   Absent any impact from weather, comparable sales would have decreased approximately 1.3% and 0.6% at The Cheesecake Factory and Grand Lux Cafe, respectively.

“We continue to be focused on execution and firmly managing our costs.  Our operating margins were in-line with our expectations, despite ongoing cost headwinds and the de-leveraging effect from guest traffic that has not yet returned to normalized levels,” said David Overton, Chairman and CEO.  “We executed against our business plan for fiscal 2008 and repurchased shares during the first quarter.  We firmly believe in the strength of our brands and view our stock repurchases as a good investment, as well as a means for us to deliver on our commitment to return value to shareholders.”

Stock Repurchases

The Company repurchased approximately 2.2 million shares of its common stock during the first quarter of fiscal 2008 at a total cost of $45 million as part of its previously announced fiscal 2008 business plan, which includes estimated share repurchases of between $150 million and $200 million. The Company has repurchased approximately 15.7 million shares under its 31 million share authorization.

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Targeted New Restaurant Openings

The Company continues to expect to open between seven and nine new restaurants in fiscal 2008, consisting of six to eight Cheesecake Factory restaurants as well as the initial unit of its newest concept, RockSugar Pan Asian Kitchen. The Company anticipates opening four Cheesecake Factory restaurants and RockSugar Pan Asian Kitchen in the second quarter of fiscal 2008, and expects the remaining new restaurants to open in the fourth quarter of fiscal 2008.  The Company will maintain its focus on selecting only the premier locations for its concepts based upon their availability.

Conference Call and Webcast

                A conference call to review the results for the first quarter of fiscal 2008 will be held on Thursday, April 24, 2008 at 2:00 p.m. Pacific Time.  The conference call will be broadcast live over the Internet and a replay will be available shortly after the call and continue through May 23, 2008.  To listen to the conference call, please go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the start of the call to register and download any necessary audio software. Click on the “Investors” link on the home page, and select the links for “Financial Information” and “Webcasts.”

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept and continues to define it today with the two highest productivity concepts in the industry.  The Company operates 139 restaurants throughout the U.S. under The Cheesecake Factory® name with an extensive menu of more than 200 items and fiscal 2007 average annual unit sales of approximately $10.4 million.  Grand Lux Cafe®, the Company’s second concept, has 13 units in operation across the U.S. offering a broad menu of more than 150 items and average annual unit sales of approximately $12.7 million in fiscal 2007.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 60 varieties of quality cheesecakes and other baked products.  Additionally, the Company operates one self-service, limited menu express foodservice operation and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® mark.  For more information, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release are generally identified by words, such as “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions that are intended to identify forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  In particular, forward-looking statements regarding the Company’s restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company’s control.  Forward-looking statements regarding the number and timing of the Company’s planned new restaurant openings are subject to risks and uncertainties due to factors outside of the Company’s control, including factors that are under the control of government agencies, landlords and others.  Approximately 15.3 million shares of the

Company’s common stock may be purchased under the Company’s share repurchase authorization.  This authorization does not require the Company to purchase a specific number of shares and it may be modified, suspended or terminated at any time.  The timing and number of shares repurchased, if any, pursuant to the share repurchase authorization will be subject to a number of factors, including current market conditions, legal constraints and available cash or other sources of funding.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.  These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended
	April 1, 2008		April 3, 2007
Consolidated Statements of Operations	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$393,803	100.0%	$356,583	100.0%
Costs and expenses:
Cost of sales	100,739	25.6%	89,560	25.1%
Labor expenses	132,523	33.7%	118,840	33.3%
Other operating costs and expenses	95,898	24.3%	84,794	23.8%
General and administrative expenses	20,343	5.2%	19,472	5.5%
Depreciation and amortization expenses	18,093	4.6%	15,390	4.3%
Preopening costs	2,486	0.6%	3,084	0.9%
Total costs and expenses	370,082	94.0%	331,140	92.9%
Income from operations	23,721	6.0%	25,443	7.1%
Interest expense	(3,539)	(0.9)%	(1,047)	(0.3)%
Interest income	522	0.1%	1,632	0.5%
Other income, net	(175)	0.0%	267	0.1%
Income before income taxes	20,529	5.2%	26,295	7.4%
Income tax provision	6,200	1.6%	7,889	2.2%
Net income	$14,329	3.6%	$18,406	5.2%

Basic net income per share	$0.21		$0.24
Basic weighted average shares outstanding	68,110		77,022

Diluted net income per share	$0.21		$0.24
Diluted weighted average shares outstanding	68,629		78,165

Selected Segment Information
Revenues:
Restaurants	$378,684	$343,081
Bakery	27,083	24,940
Intercompany bakery sales	(11,964)	(11,438)
	$393,803	$356,583

Income from operations:
Restaurants	$42,065	$42,121
Bakery	3,083	4,107
Corporate	(21,427)	(20,785)
	$23,721	$25,443

Selected Consolidated Balance Sheet Information	April 1, 2008	January 1, 2008
Cash and cash equivalents	$128,786	$36,867
Investments and marketable securities	1,033	12,362
Total assets	1,191,085	1,145,753
Long-term debt	275,000	175,000
Total liabilities	656,792	582,827
Stockholders’ equity	534,293	562,926

	13 Weeks Ended	13 Weeks Ended
Supplemental Information	April 1, 2008	April 3, 2007
Comparable restaurant sales percentage change (1)	-1.8%	0.4%
Restaurants opened during period	0	1
Restaurants open at period-end	153	133
Restaurant operating weeks	1,988	1,720

(1) Includes The Cheesecake Factory and Grand Lux Cafe restaurants

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